                                                                    Exhibit 10.7

                           REVOLVING CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 24, 2003

                                      among

                         NORTHERN BORDER PARTNERS, L.P.,
                                   as Borrower

                                 SUNTRUST BANK,
                            as Administrative Agent,

                            THE LENDERS NAMED HEREIN,
                                   as Lenders,

          HARRIS NESBITT CORP. AND WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Co-Syndication Agents,

                                CITIGROUP, N.A.,
                             as Documentation Agent,

                                       and

                         SUNTRUST CAPITAL MARKETS, INC.,
                                as Lead Arranger

                                TABLE OF CONTENTS

                                                                                                                       PAGE
ARTICLE I           DEFINITIONS AND TERMS........................................................................        1
         SECTION 1.1          Definitions........................................................................        1
         SECTION 1.2          Number and Gender of Words; Other References.......................................       16
         SECTION 1.3          Accounting Principles..............................................................       16

ARTICLE II          BORROWING PROVISIONS.........................................................................       16
         SECTION 2.1          Facility...........................................................................       16
         SECTION 2.2          LC Subfacility.....................................................................       16
         SECTION 2.3          Terminations, Reductions or Increases of Commitments...............................       20
         SECTION 2.4          Borrowing Procedure................................................................       21

ARTICLE III         TERMS OF PAYMENT.............................................................................       23
         SECTION 3.1          Loan Accounts, Notes, and Payments.................................................       23
         SECTION 3.2          Interest and Principal Payments....................................................       24
         SECTION 3.3          Prepayments........................................................................       24
         SECTION 3.4          Interest Options...................................................................       25
         SECTION 3.5          Quotation of Rates.................................................................       25
         SECTION 3.6          Default Rate.......................................................................       25
         SECTION 3.7          Interest Recapture.................................................................       25
         SECTION 3.8          Interest Calculations..............................................................       26
         SECTION 3.9          Maximum Rate.......................................................................       26
         SECTION 3.10         Interest Periods...................................................................       26
         SECTION 3.11         Conversions........................................................................       27
         SECTION 3.12         Order of Application...............................................................       27
         SECTION 3.13         Sharing of Payments, Etc...........................................................       28
         SECTION 3.14         Offset.............................................................................       28
         SECTION 3.15         Booking Borrowings.................................................................       29

ARTICLE IV          CHANGE IN CIRCUMSTANCES......................................................................       29
         SECTION 4.1          Increased Cost and Reduced Return..................................................       29
         SECTION 4.2          Limitation on Types of Loans.......................................................       30
         SECTION 4.3          Illegality.........................................................................       31
         SECTION 4.4          Treatment of Affected Loans........................................................       31
         SECTION 4.5          Compensation.......................................................................       32
         SECTION 4.6          Taxes..............................................................................       32

ARTICLE V           FEES.........................................................................................       34
         SECTION 5.1          Treatment of Fees..................................................................       34
         SECTION 5.2          Fees of Administrative Agent and Arranger..........................................       34
         SECTION 5.3          Facility Fees......................................................................       34
         SECTION 5.4          LC Fees............................................................................       35

ARTICLE VI          GUARANTY.....................................................................................       35
         SECTION 6.1          Guaranty...........................................................................       35

ARTICLE VII         CONDITIONS PRECEDENT.........................................................................       35
         SECTION 7.1          Conditions Precedent to Closing....................................................       35
         SECTION 7.2          Conditions Precedent to Each Borrowing.............................................       35

ARTICLE VIII        REPRESENTATIONS AND WARRANTIES...............................................................       36
         SECTION 8.1          Purpose of Credit Facility.........................................................       36
         SECTION 8.2          Existence, Good Standing, Authority, and Authorizations............................       36
         SECTION 8.3          Subsidiaries.......................................................................       37
         SECTION 8.4          Authorization and No Contravention.................................................       37
         SECTION 8.5          Binding Effect.....................................................................       37
         SECTION 8.6          Financial Statements...............................................................       37
         SECTION 8.7          Litigation, Claims, Investigations.................................................       38
         SECTION 8.8          Taxes..............................................................................       38
         SECTION 8.9          Environmental Matters..............................................................       38
         SECTION 8.10         Employee Benefit Plans.............................................................       38
         SECTION 8.11         Properties; Liens..................................................................       39
         SECTION 8.12         Government Regulations.............................................................       39
         SECTION 8.13         Transactions with Affiliates.......................................................       39
         SECTION 8.14         Material Agreements................................................................       39
         SECTION 8.15         Insurance..........................................................................       40
         SECTION 8.16         Compliance with Laws...............................................................       40
         SECTION 8.17         Regulation U.......................................................................       40
         SECTION 8.18         Full Disclosure....................................................................       40
         SECTION 8.19         No Default.........................................................................       40

ARTICLE IX          AFFIRMATIVE COVENANTS........................................................................       41
         SECTION 9.1          Use of Proceeds....................................................................       41
         SECTION 9.2          Books and Records..................................................................       41
         SECTION 9.3          Items to be Furnished..............................................................       41
         SECTION 9.4          Inspections........................................................................       42
         SECTION 9.5          Taxes..............................................................................       42
         SECTION 9.6          Payment of Obligations.............................................................       43
         SECTION 9.7          Maintenance of Existence, Assets, and Business.....................................       43
         SECTION 9.8          Compliance with Laws, etc..........................................................       43
         SECTION 9.9          Insurance..........................................................................       43
         SECTION 9.10         Preservation and Protection of Rights..............................................       43
         SECTION 9.11         Pari Passu Status..................................................................       44
         SECTION 9.12         Maintenance of Tax Status..........................................................       44

ARTICLE X           NEGATIVE COVENANTS...........................................................................       44
         SECTION 10.1         Debt and Guaranties................................................................       44
         SECTION 10.2         Liens..............................................................................       45
         SECTION 10.3         Transactions with Affiliates.......................................................       46
         SECTION 10.4         Assignment.........................................................................       46

         SECTION 10.5         Government Regulations.............................................................       46
         SECTION 10.6         Mergers; Sale of Assets............................................................       46
         SECTION 10.7         Loan and Investments...............................................................       47
         SECTION 10.8         Distributions......................................................................       47
         SECTION 10.9         Limitation on Business Activities..................................................       47
         SECTION 10.10        Certain Amendments to Cash Distribution Policies and Partnership Agreements........       48
         SECTION 10.11        Restrictive Agreements, etc........................................................       48
         SECTION 10.12        Employee Benefit Plans.............................................................       48
         SECTION 10.13        Interest Coverage Ratio............................................................       48
         SECTION 10.14        Consolidated Leverage Ratio........................................................       48

ARTICLE XI          DEFAULT......................................................................................       49
         SECTION 11.1         Payment of Obligation..............................................................       49
         SECTION 11.2         Covenants..........................................................................       49
         SECTION 11.3         Debtor Relief......................................................................       49
         SECTION 11.4         Judgments and Attachments..........................................................       50
         SECTION 11.5         Misrepresentation..................................................................       50
         SECTION 11.6         Change of Control..................................................................       50
         SECTION 11.7         Default Under Other Debt and Agreements............................................       50
         SECTION 11.8         Employee Benefit Plans.............................................................       50
         SECTION 11.9         Validity and Enforceability of Loan Documents......................................       51
         SECTION 11.10        Environmental Liability............................................................       51
         SECTION 11.11        Dissolution........................................................................       51

ARTICLE XII         RIGHTS AND REMEDIES..........................................................................       51
         SECTION 12.1         Remedies Upon Default..............................................................       51
         SECTION 12.2         Loan Party Waivers.................................................................       52
         SECTION 12.3         Performance by Administrative Agent................................................       52
         SECTION 12.4         Delegation of Duties and Rights....................................................       52
         SECTION 12.5         Not in Control.....................................................................       52
         SECTION 12.6         Course of Dealing..................................................................       53
         SECTION 12.7         Cumulative Rights..................................................................       53
         SECTION 12.8         Application of Proceeds............................................................       53
         SECTION 12.9         Certain Proceedings................................................................       54
         SECTION 12.10        Expenditures by Lenders............................................................       54
         SECTION 12.11        INDEMNIFICATION....................................................................       54

ARTICLE XIII        AGREEMENT AMONG LENDERS......................................................................       56
         SECTION 13.1         Administrative Agent...............................................................       56
         SECTION 13.2         Expenses...........................................................................       57
         SECTION 13.3         Proportionate Absorption of Losses.................................................       58
         SECTION 13.4         Delegation of Duties; Reliance.....................................................       58
         SECTION 13.5         Limitation of Liability............................................................       58
         SECTION 13.6         Default............................................................................       59
         SECTION 13.7         Limitation of Liability............................................................       60
         SECTION 13.8         Relationship of Lenders............................................................       60

         SECTION 13.9         Benefits of Agreement..............................................................       60
         SECTION 13.10        Agents.............................................................................       60
         SECTION 13.11        Obligations Several................................................................       60

ARTICLE XIV         MISCELLANEOUS................................................................................       61
         SECTION 14.1         Headings...........................................................................       61
         SECTION 14.2         Nonbusiness Days...................................................................       61
         SECTION 14.3         Communications.....................................................................       61
         SECTION 14.4         Form and Number of Documents.......................................................       61
         SECTION 14.5         Exceptions to Covenants............................................................       61
         SECTION 14.6         Survival...........................................................................       62
         SECTION 14.7         GOVERNING LAW......................................................................       62
         SECTION 14.8         Invalid Provisions.................................................................       62
         SECTION 14.9         Entirety...........................................................................       62
         SECTION 14.10        Jurisdiction; Venue; Service of Process............................................       62
         SECTION 14.11        Amendments, Consents, Conflicts, and Waivers.......................................       63
         SECTION 14.12        Multiple Counterparts..............................................................       64
         SECTION 14.13        Successors and Assigns; Assignments and Participations.............................       64
         SECTION 14.14        Confidentiality....................................................................       67
         SECTION 14.15        Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances........       67
         SECTION 14.16        No General Partners' Liability.....................................................       68

EXHIBITS AND SCHEDULES

Exhibit A       -    Form of Note

Exhibit B-1     -    Form of Borrowing Notice

Exhibit B-2     -    Form of Conversion Notice

Exhibit B-3     -    Form of LC Request

Exhibit C       -    Form of Guaranty

Exhibit D       -    Form of Compliance Certificate

Exhibit E       -    Form of Assignment and Acceptance Agreement

Exhibit F-1     -    Form of Opinion of Counsel of Borrower

Exhibit F-2     -    Form of Opinion of General Counsel of Northern Plains
                     Natural Gas Company

Exhibit F-3     -    Form of Opinion of Counsel of Pan Border

Exhibit F-4     -    Form of Opinion of Counsel of Northwest Border

Schedule 2.1    -    Lenders and Commitments

Schedule 7.1    -    Conditions Precedent to Closing

Schedule 8.3    -    Subsidiaries and Partnership Interests

Schedule 10.1   -    Existing Debt

Schedule 14.3   -    Address for Notices

                           REVOLVING CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of November 24, 2003, among NORTHERN BORDER PARTNERS, L.P., a Delaware limited partnership ("BORROWER"), Lenders (hereinafter defined) and SUNTRUST BANK, as Administrative Agent (hereinafter defined) for itself and the other Lenders.

                                    RECITALS

         A. Borrower has requested that Lenders extend credit to Borrower, providing for a revolving loan and standby letter of credit facility in the aggregate principal amount of $275,000,000, to refinance existing bank debt and to finance investments permitted hereunder, working capital, capital expenditures, acquisitions and other general business purposes.

         B. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to Borrower. Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND TERMS

         SECTION 1.1 DEFINITIONS.

         As used herein:

         "2010 SENIOR NOTES" means the unsecured 8-7/8% notes dated as of June 2, 2000 issued by Borrower in an aggregate principal amount of $250,000,000 with a maturity date of June 15, 2010.

         "2010 SENIOR NOTE INDENTURE" means the indenture authorizing the issuance of the 2010 Senior Notes, as the same may from time to time be amended, supplemented or otherwise modified.

         "2011 SENIOR NOTES" means the unsecured notes dated as of March 21, 2001 issued by Borrower in an aggregate principal amount of $225,000,000 with a maturity date of March 15, 2011.

         "2011 SENIOR NOTE INDENTURE" means the indenture authorizing the issuance of the 2011 Senior Notes, as the same may from time to time be amended, supplemented or otherwise modified.

         "ACQUISITION" means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by a Person of all or substantially all of the assets of another Person or of any business or division of another Person, (b) the acquisition by a Person of more than 50% of any class of Voting Stock (or similar ownership interests) of any other Person (provided that, formation or organization of any entity shall not constitute an "Acquisition" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under Section 10.7); or (c) a merger, consolidation, amalgamation, or other combination by any Person with another Person if a Loan Party is the surviving entity; provided that, in any merger involving Borrower, Borrower must be the surviving entity.

         "ADDITIONAL LENDER" shall have the meaning given to such term in
Section 2.6.

         "ADJUSTED CONSOLIDATED EBITDA" means, for any fiscal period of Borrower, the sum of Consolidated EBITDA of Borrower for such period plus, to the extent not already reflected in Consolidated EBITDA for such period, Consolidated EBITDA for such period of (i) any other Person or (ii) all or substantially all of the business or assets of any other Person or (iii) operating division or business unit of any other Person, acquired during such period.

         "ADMINISTRATIVE AGENT" means SunTrust Bank, and its permitted successors or assigns as "Administrative Agent" for Lenders under the Loan Documents.

         "AFFILIATE" of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

         "AGREEMENT" means this Revolving Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

         "ANNIVERSARY DATE" means each of November 24, 2004, November 24, 2005, November 24, 2006 and November 24, 2007.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an affiliate of such Lender) designated on Schedule 14.3 attached hereto or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

         "APPLICABLE AMOUNT AND APPLICABLE MARGIN" means, on any date of determination, with respect to Borrowings under the Facility and facility fees and letter of credit fees under the Facility the following annualized rates (stated in terms of basis points ("BPS")) that correspond to the ratings established by both S&P and Moody's applicable to Borrower's long-term senior unsecured non-credit enhanced indebtedness for borrowed money ("INDEX DEBT") at such date of determination:

                                      APPLICABLE MARGIN                        APPLICABLE AMOUNT
                          ------------------------------------------           -----------------
                          BASE RATE             EURODOLLAR RATE
SENIOR UNSECURED          BORROWINGS       BORROWINGS AND LETTERS OF             FACILITY FEE
   DEBT RATING              (BPS)                 CREDIT (BPS)                       (BPS)
----------------          ----------       -------------------------           -----------------
Category 1
Greater than or              0.0                      65.0                           10.0
equal to A-/A3

Category 2
BBB+/Baa1                    0.0                      75.0                           12.5

Category 3
BBB/Baa2                     0.0                      85.0                           15.0

Category 4
BBB-/Baa3                    0.0                     100.0                           25.0

Category 5
Less than BBB-               0.0                     112.5                           37.5
/Baa3

For purposes of determining the Applicable Amount and the Applicable Margin, with respect to the debt ratings criteria: (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 5; (ii) if either of Moody's or S&P shall fail to have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (iii) if the ratings established by Moody's and S&P (including the deemed ratings pursuant to clause (ii)) shall differ, the Applicable Amount and the Applicable Margin shall be based on (1) if the ratings differential is one category, the higher of the two ratings, (2) if the rating differential is two categories, the rating which falls between them or (3) if the rating differential is three categories or more, the rating immediately above the lower of the two ratings; and (iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Subject to clauses (i) and (ii) of the preceding sentence, if the rating system of either Moody's or S&P shall change, or if either Moody's or S&P shall cease to be in the business of rating corporate debt obligations, Borrower and Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and pending the effectiveness of such amendment, the Applicable Amount and the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation. From the Closing Date until any change in the rating of Borrower's Index Debt as described above, the Applicable Amount and Applicable Margin shall be based on Category 2.

         "ARRANGER" means SunTrust Capital Markets, Inc., and its successors and assigns, in its capacity as lead arranger under the Loan Documents.

         "AUTHORIZATIONS" means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

         "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

         "BASE RATE BORROWING" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

         "BORROWER" is defined in the preamble to this Agreement.

         "BORROWING" means any amount disbursed (a) by one or more Lenders under the Loan Documents (under the Facility or the LC Subfacility), whether such amount constitutes an original disbursement of funds, the continuation or conversion of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Loan Party under, any Loan Document.

         "BORROWING DATE" is defined in Section 2.4(a).

         "BORROWING NOTICE" means a request for Borrowing made pursuant to
Section 2.4(a), substantially in the form of Exhibit B-1.

         "BUSINESS DAY" means (a) for all purposes, any day other than Saturday, Sunday and any other day on which commercial banking institutions are required or authorized by Law to be closed in Atlanta, Georgia or New York, New York, and
(b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         "CAPITAL LEASE" means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         "CHANGE OF CONTROL" means (i) the failure of Borrower directly, or indirectly through Intermediate Partnership, to own as a general partner, free and clear of all Liens, at least 60% of the partnership interests in NBPC or
(ii) the failure of Subsidiaries of Enron Corp., CrossCountry Energy Corp., CrossCountry Energy, L.L.C. and/or TransCanada PipeLines Limited directly, or indirectly through one or more wholly-owned Subsidiaries, to own, free and clear of all Liens, general partner interests in Borrower and the Intermediate Partnership such that the aggregate voting rights of such Persons is greater than 50% of the outstanding voting rights of all general partners of Borrower and the Intermediate Partnership.

         "CLOSING DATE" means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in Section 7.1 have been satisfied or waived.

         "CODE" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "COMMITMENT" means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Facility.

         "COMMITMENT PERCENTAGE" means, at any date of determination, for any Lender, the proportion (stated as a percentage) that its Committed Sum bears to the aggregate Committed Sums of all Lenders.

         "COMMITMENT USAGE" means, at the time of any determination thereof, the sum of (a) the aggregate Principal Debt plus, without duplication, (b) the LC Exposure.

         "COMMITTED SUM" means for any Lender, with respect to the Facility, at any date of determination occurring prior to the Termination Date for the Facility, the amount stated beside such Lender's name on the most-recently amended Schedule 2.1 to this Agreement (which amount is subject to reduction or cancellation in accordance with the Loan Documents).

         "COMMON UNIT" means units representing limited partnership interests in Borrower offered for sale to the public.

         "COMPLIANCE CERTIFICATE" means a certificate signed by a Responsible Officer, substantially in the form of Exhibit D.

         "CONSEQUENTIAL LOSS" means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in Section 4.5.

         "CONSOLIDATED EBITDA" means, for any person and its consolidated subsidiaries and for any period, an amount equal to the sum of (i) Net Income for such period plus (ii) to the extent deducted in determining Net Income for such period, (A) Consolidated Interest Expense, (B) income tax expense, (C) depreciation and amortization and (D) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period.

         "CONSOLIDATED INTEREST EXPENSE" means, for any Person and its consolidated Subsidiaries and for any period, the amount of interest expense, both expensed and capitalized, of such Person for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED TOTAL DEBT" means, as of any date of determination, all Debt of Borrower and its Subsidiaries measured on a consolidated basis as of such date.

         "CONSTITUENT DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its corporate charter and bylaws, (ii) for a partnership is its partnership agreement, (iii) for a limited liability company are its certificate of organization and regulations, and (iv) for a trust is the trust agreement or indenture under which it is created.

         "CONVERSION NOTICE" means a request pursuant to Section 3.11, substantially in the form of Exhibit B-2.

         "CURRENT FINANCIALS" means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) the Financial Statements of the type described in Section 9.3(b) for the fiscal year ended December 31, 2002, or (b) the most recent Financial Statements required to be delivered under Sections 9.3(a) and (b).

         "DEBT" means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(b) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; (c) any liability with respect to obligations to deliver goods or services in consideration of advance payments therefor, including any liability with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (such as obligations under contracts to deliver oil or gas in return for payments already received and production payments created by such Person or for the creation of which such Person directly or indirectly received payment); (d) all obligations of the type referred to in clauses (a) through (c) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; and (e) all obligations of the type referred to in clauses (a) through (d) preceding of other Persons secured by any Lien on any property or asset of such Person whether or not such obligation is assumed by such Person (except obligations of others secured by Liens, neither assumed nor guaranteed by such Person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such Person for substation, metering station, gathering line, transmission line, transportation line, distribution line or right of way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (e) does not materially impair the use of the property), and, the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured, provided, however, that the obligations referenced in this clause (e) shall not include indebtedness (which is not assumed or guaranteed by Borrower or any Subsidiary of Borrower) under the Fort Union Project Finance Documents which is secured by Liens on the limited liability company interests of Crestone Powder River, L.L.C. in Fort Union, L.L.C., nor indebtedness (which is not assumed or guaranteed by Borrower or any Subsidiary of Borrower) which is secured by Liens on the limited liability company interests of Crestone Wind River, L.L.C. in Lost Creek, L.L.C. The Debt of any Person shall include the Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         "DEFAULT" is defined in Article 11.

         "DEFAULT RATE" means an interest rate equal to the lesser of (a) Base Rate plus the Applicable Margin, if any, applicable to Base Rate Borrowings plus 2% per annum and (b) the Maximum Rate; provided, however, that with respect to a Eurodollar Rate Borrowing, until the end of the applicable Interest Period, the Default Rate shall be an interest rate equal to the lesser of (x) the interest rate (including any Applicable Margin) otherwise applicable to such Borrowing plus 2% per annum, and (y) the Maximum Rate.

         "DERIVATIVE TRANSACTION" means (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any master agreement or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

         "DISTRIBUTION" for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

         "DOLLARS" and the symbol "$" means lawful money of the United States of America.

         "ELIGIBLE ASSIGNEE" means a Lender or its Affiliates or any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent); provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee. Unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with Section 14.13, Borrower shall also have the right to approve any Eligible Assignee, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower.

         "EMPLOYEE PLAN" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is or has been within the past five years established or maintained by any Loan Party, Subsidiary thereof, or ERISA Affiliate or to which any Loan Party, Subsidiary thereof or ERISA Affiliate is making, has made, is accruing or has accrued an obligation to make contributions or has, within the past five years made or accrued an obligation to make contributions, but not including any Multiemployer Plan.

         "ENVIRONMENTAL LAW" means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, or (d) the Release or threatened Release of Hazardous Substances.

         "ENVIRONMENTAL LIABILITY" means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, (b) from the presence, Release, or threatened Release of any Hazardous Substance, or
(c) from actual or threatened damages to natural resources.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA AFFILIATE" means each "person" (as defined in Section 3(a) of ERISA) (whether or not incorporated) which, for purposes of Title IV of ERISA, is, or has been within the past five years, a member of any Loan Party's controlled group.

         "ERISA EVENT" means any of the following: (a) the occurrence of a Reportable Event; (b) the application for a minimum funding waiver with respect to an Employee Plan, or becoming obligated to file with the PBGC a notice of failure to make a required payment with respect to any Employee Plan; (c) the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan; (d) the withdrawal by any Loan Party, Subsidiary thereof, or ERISA Affiliate, in whole or in part, from a Multiemployer Plan under circumstances that give rise to withdrawal liability under Title IV of ERISA; (e) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC on the assets of any Loan Party, Subsidiary thereof, or ERISA Affiliate; (f) the adoption of an amendment to an Employee Plan requiring the provision of security to such Employee Plan;
(g) institution by the PBGC of proceedings to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA), any Employee Plan, or the occurrence of any event or condition that constitutes grounds for termination of, or the appointment of a trustee to administer, any Employee Plan; (h) institution by the sponsor of a Multiemployer Plan of proceedings to terminate or reorganize such Multiemployer Plan, or to impose withdrawal liability on any Loan Party, Subsidiary thereof, or ERISA Affiliate with respect to such Multiemployer Plan; (i) the cessation of operations at a facility of any Loan Party, Subsidiary thereof, or ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or (j) any Loan Party, Subsidiary thereof, or ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

         "EURODOLLAR RATE" means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "EURODOLLAR RATE BORROWING" means a Borrowing bearing interest at the sum of the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings.

         "EXISTING CREDIT AGREEMENT" means the Revolving Credit Agreement, dated as of March 21, 2001, as amended, among Borrower, SunTrust Bank, as administrative agent, and the other agents and lenders named therein.

         "EXHIBIT" means an exhibit to this Agreement unless otherwise specified.

         "FACILITY" means the credit facility as described in and subject to the limitations set forth in Section 2.1 hereof, including the LC Subfacility.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         "FINANCIAL STATEMENTS" is defined in Section 9.3(a).

         "FORT UNION, L.L.C." means Fort Union Gas Gathering, L.L.C., a Delaware limited liability company.

         "FORT UNION PROJECT FINANCE DOCUMENTS" means the Construction and Term Credit Agreement dated as of April 16, 1999 among Fort Union, L.L.C. as Borrower, Fleet National Bank, as administrative agent and the other lenders and agents parties thereto, and the other agreements executed as security therefor or pursuant thereto, as the same may from time to time be amended.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         "GENERAL PARTNER" means any of Northern Plains, Pan Border, Northwest Border, any other general partner of Borrower and each of their successors and assigns in such capacity.

         "GOVERNMENTAL AUTHORITY" means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         "GUARANTOR" means Intermediate Partnership and any other Person that becomes a "Guarantor" under the Guaranty.

         "GUARANTY" means (a) a Guaranty in substantially the form and upon the terms of Exhibit C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

         "GUARDIAN" means Guardian Pipeline, L.L.C., a Delaware limited liability company.

         "HAZARDOUS SUBSTANCE" means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         "INTEREST PERIOD" is determined in accordance with Section 3.10.

         "INTERMEDIATE PARTNERSHIP" means Northern Border Intermediate Limited Partnership, a Delaware limited partnership.

         "INTERMEDIATE PARTNERSHIP AGREEMENT" means that certain Amended and Restated Agreement of Limited Partnership of Northern Border Intermediate Limited Partnership dated as of October 1, 1993 as the same may have been or may hereafter be amended, supplemented, restated or otherwise modified from time to time.

         "LAWS" means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, awards or interpretations of any Governmental Authority.

         "LC" means the letter(s) of credit issued hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of Section 2.2 hereof.

         "LC AGREEMENT" means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any of Borrower's Subsidiaries); provided that this Agreement shall control any conflict between this Agreement and any such LC Agreement.

         "LC EXPOSURE" means, at any time and without duplication, the sum of
(a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

         "LC REQUEST" means a request pursuant to Section 2.2(a), substantially in the form of Exhibit B-3.

         "LC SUBFACILITY" means a subfacility of the Facility for the issuance of LCs as described in and subject to the limitations of Section 2.2, under which the LC Exposure may never (a) collectively exceed $50,000,000 and (b) together with the Principal Debt may never exceed the Commitment.

         "LENDERS" means, on any date, the financial institutions named on
Schedule 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with Section 14.13(b) of this Agreement), and subject to the terms and conditions of this Agreement, and their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" means a blocked deposit account held by Administrative Agent with respect to which Borrower hereby pledges and grants a security interest in and lien on such account to Administrative Agent for and on behalf of Lenders as security for LC Exposure and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

         "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, encumbrance of any kind, Right or arrangement with or for the benefit of any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "LIMITED PARTNERSHIP UNITS" means Common Units and any other units representing a limited partner's interest in Borrower.

         "LITIGATION" means any action by or before any Governmental Authority.

         "LOAN DOCUMENTS" means (a) this Agreement and all schedules and exhibits attached hereto, the Notes, each Guaranty, LCs, and LC Agreements, (b) all agreements, documents, or instruments in favor of the Administrative Agent or Lenders now or hereafter delivered pursuant to this Agreement or otherwise delivered in connection herewith, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

         "LOAN PARTIES" means, on any date of determination, Borrower and all Guarantors; and "LOAN PARTY" means any one of them.

         "LOST CREEK L.L.C." means Lost Creek Gathering Company, L.L.C., a Delaware limited liability company.

         "LOST CREEK PROJECT FINANCE DOCUMENTS" means the Construction and Term Credit Agreement dated as of September 24, 1999 among Lost Creek, L.L.C. as Borrower, Barclays Bank PLC, as Administrative Agent and the other Lenders party thereto and the other agreements executed as security therefor or pursuant thereto, as the same may from time to time be amended.

         "MATERIAL ADVERSE EVENT" means any set of one or more circumstances or events which, individually or collectively, result in any (a) material impairment of the ability of any Loan Party to perform any of its payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of any Loan Party, NBPC, or any Loan Party and its Subsidiaries taken as a whole, or (c) a Default or Potential Default.

         "MATERIAL SUBSIDIARY" means any Subsidiary the assets of which comprised more than 5% of consolidated assets of Borrower and its Subsidiaries at the end of the fiscal year of Borrower immediately prior to the date of determination, or the gross revenue of which for any of the three fiscal years of Borrower immediately prior to the date of determination comprised more than 5% of consolidated gross revenue, all as determined by reference to the applicable financial statements of such Subsidiary and Borrower.

         "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "MOODY'S" means Moody's Investor Service, Inc. or any successor thereto.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code to which Borrower or any of its Subsidiaries, or any ERISA Affiliate of Borrower or any of its Subsidiaries is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

         "NBPC" means Northern Border Pipeline Company, a Texas general partnership.

         "NBPC LEVERAGE RATIO" means the ratio calculated in accordance with
Section 6.3.1 of that certain Credit Agreement, dated May 16, 2002, among NBPC, Bank One, NA, as agent, and the lenders defined therein, as in effect on the date of this Agreement, without regard to whether said credit agreement is amended or ceases to be in effect after the date hereof.

         "NET INCOME" means, for any Person and its consolidated Subsidiaries and for any period, the profit or loss of such Person and its consolidated Subsidiaries for such period after deducting all operating expenses, provision for income taxes and reserves, and all other deductions calculated, in each case, in accordance with GAAP, but excluding (a) extraordinary items, and (b) the profit or loss of any Subsidiary accrued before the date that (i) it becomes a Subsidiary of such Person, (ii) it is merged with such Person or any of its Subsidiaries, or (iii) its assets are acquired by such Person of any of its Subsidiaries.

         "NORTHERN BORDER PARTNERSHIP AGREEMENT" means that certain General Partnership Agreement relating to the formation of NBPC effective as of March 9, 1978 as heretofore amended, modified and supplemented and as such agreement may hereafter from time to time be further amended, modified or supplemented.

         "NORTHERN PLAINS" means Northern Plains Natural Gas Company, a Delaware corporation.

         "NORTHWEST BORDER" means Northwest Border Pipeline Company, a Delaware corporation.

         "NOTE" means a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Committed Sum, substantially in the form of Exhibit A, and all renewals, extensions or replacements of all or any part thereof.

         "OBLIGATION" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any Lender, or any Affiliate of any Lender by any Loan Party or any Subsidiary thereof arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents.

         "PAN BORDER" means Pan Border Gas Company, a Delaware corporation.

         "PARTICIPANT" is defined in Section 14.13(e).

         "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., dated as of October 1, 1993 as the same may have been or may hereafter be amended, supplemented, restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         "PERMITTED LIENS" means Liens permitted under Section 10.2 as described in such Section.

         "PERSON" means any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

         "POTENTIAL DEFAULT" means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         "PRIME RATE" means the per annum rate of interest established from time to time by SunTrust Bank, as its prime rate, which rate may or may not be the lowest rate of interest charged by SunTrust Bank to its customers.

         "PRINCIPAL DEBT" means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Facility, together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

         "PRO RATA" or "PRO RATA PART," for each Lender, means on any date of determination (a) for purposes of sharing any amount or fee payable to any Lender in respect of the Facility or the LC Subfacility (as the case may be) the proportion which the portion of the Principal Debt for the Facility or LC Subfacility owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility and determined after giving effect thereto) bears to the Principal Debt under the Facility or LC Subfacility (as the case may be) owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sum then in effect under the Facility and LC Subfacility bears to the Commitment then in effect.

         "REGISTER" is defined in Section 14.13(c).

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         "REPORTABLE EVENT" shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in Sections 4043.21, 4043.24, and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

         "REPORTING ENTITIES" is defined in Section 8.6.

         "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents of a Person.

         "REQUIRED LENDERS" means (a) on any date of determination on and after the Closing Date and prior to the initial Borrowing Date under the Loan Documents, those Lenders holding 51% or more of the Commitment; (b) on any date of determination on and after the initial Borrowing Date under the Loan Documents and prior to the Termination Date for the Facility, those Lenders holding 51% of the Commitment; and (c) on any date of determination on or after the Termination Date for the Facility, those Lenders holding 51% or more of the Principal Debt.

         "RESPONSIBLE OFFICER" means the chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Partnership Policy Committee of Borrower, which designated officer is acceptable to Administrative Agent.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "ROLLING PERIOD" means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

         "S&P" means Standard and Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

         "SCHEDULE" means, unless specified otherwise, a schedule attached to this Agreement, as the same maybe supplemented and modified from time to time in accordance with the terms of the Loan Documents.

         "SENIOR NOTE INDENTURES" means the 2010 Senior Note Indenture and/or the 2011 Senior Note Indenture, as the case may be.

         "SENIOR NOTES" means the 2010 Senior Notes and/or the 2011 Senior Notes, as the case may be.

         "SUBSIDIARY" of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall, directly or indirectly, at any time be the controlling general partner determined in accordance with GAAP or own fifty percent (50%) or more of the issued and outstanding partnership interests.

         "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         "TERMINATION DATE" means, the earlier of (i) November 24, 2007, and
(ii) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Facility.

         "TYPE" means any type of Borrowing determined with respect to the interest option applicable thereto.

         "VIKING" means Viking Gas Transmission Company, a Delaware corporation.

         "VIKING INDENTURE" means that certain Indenture, Assignment and Security Agreement, dated as of November 1, 1993, between Viking as Issuer and Norwest Bank Minnesota, National Association as Trustee, as amended by Supplemental Indenture No. 1, dated as of November 1, 1996, as amended by Supplemental Indenture No. 2, dated as of December 20, 1996, as amended by Supplemental Indenture No. 3, dated as of October 15, 1997, as amended by Supplemental Indenture No. 4, dated as of October 27, 1999 as amended from time to time, provided that the effect of such amendment shall not be to (a) increase the principal amount of, or the rate of interest on, Debt authorized thereunder;
(b) change the dates upon which payments of principal or interest are due on any Debt authorized thereunder other than to postpone such dates; (c) change or add any covenant, default or event of default therein, other than to make any such covenant, default or event of default provision less restrictive; (d) change the redemption or prepayment provisions relating to Debt authorized thereunder, other than to waive such provisions or to reduce the amounts payable thereunder;
(e) grant any additional security or collateral to secure payment of Debt authorized thereunder; or (f) change or amend any other term if such change or amendment would materially increase the obligations of Viking thereunder or confer additional material rights on the holder of any Debt issued thereunder in a manner adverse to Lenders.

         "VOTING STOCK" means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         SECTION 1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES.

         Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and restatement, replacement or substitution for it.

         SECTION 1.3 ACCOUNTING PRINCIPLES.

         All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

                                   ARTICLE II
                              BORROWING PROVISIONS

         SECTION 2.1 FACILITY.

         Each Lender severally, but not jointly, agrees to lend to Borrower such Lender's Commitment Percentage of one or more Borrowings under the Facility not to exceed such Lender's Committed Sum under the Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Facility; (b) each such Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000; and (c) on any date of determination, the Commitment Usage shall never exceed the Commitment.

         SECTION 2.2 LC SUBFACILITY.

         (a) CONDITIONS. Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs (denominated in Dollars) upon Borrower's application therefor by delivering to Administrative Agent a properly completed LC Request and an LC Agreement with respect thereto no later than 11:00 a.m. Atlanta, Georgia time three Business Days before such LC is to be issued; provided that, (i) on any date of determination and after giving effect to any LC to be issued on such date, the Commitment Usage shall never exceed the Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $50,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing and the conditions precedent set forth in Section 7.2 shall have been satisfied or waived in accordance herewith and (iv) each LC must expire no later than the earlier of the 30th day prior to the Termination Date or one year from its issuance.

         (b) PARTICIPATIONS. Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage (based upon the Facility), in such LC, the LC Agreement related thereto, and all Rights of Administrative Agent in respect thereof (other than Rights to receive certain fees provided for in Section 5.4(b)).

         (c) REIMBURSEMENT OBLIGATION. To induce Administrative Agent to issue and maintain LCs and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in Article 5) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within 24 hours of demand therefor by Administrative Agent, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Base Rate Borrowing under the Facility to the extent of availability under the Facility and if the conditions precedent in this Agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Administrative Agent's knowledge, been satisfied. The proceeds of such Borrowing under the Facility shall be advanced directly to Administrative Agent in payment of Borrower's unpaid reimbursement obligation. If for any reason, funds cannot be advanced under the Facility, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this Section 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person. From the date that Administrative Agent pays a draft under an LC until the related reimbursement obligation of Borrower is paid or funded by proceeds of a Borrowing, (x) unpaid reimbursement obligations which are funded pursuant to a Base Rate Borrowing shall accrue interest at the rate then applicable to Base Rate Borrowings, and (y) unpaid reimbursement obligations which are not so funded shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

         (d) GENERAL. Administrative Agent shall promptly notify Borrower of the date and amount of any draft presented for honor under any LC (but failure to give any such notice shall not affect Borrower's obligations under this Agreement). Administrative Agent shall pay the requested amount upon presentment of a draft for honor unless such presentment on its face does not comply with the terms of the applicable LC. When making payment, Administrative Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Borrower's reimbursement obligations to Administrative Agent and Lenders, and each Lender's obligations to Administrative Agent, under this
Section 2.2 are absolute and unconditional irrespective of, and Administrative Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by Borrower or any of its Subsidiaries with Borrower's or any of its Subsidiaries' claims, setoffs, defenses, counterclaims, or other Rights against Administrative Lender, any Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this Section 2.2 constitutes a waiver of the Rights of Borrower or any Lender to assert any claim or defense based upon the gross negligence or willful misconduct of Administrative Agent. To the extent any Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrower to such Lender according to its ratable share. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

         (e) OBLIGATION OF LENDERS. If Borrower fails to reimburse Administrative Agent as provided in Section 2.2(c) within twenty-four (24) hours of the demand therefor by Administrative Agent and funds cannot be advanced under the Facility to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Lender of Borrower's failure, of the date and amount of the draft paid, and of such Lender's Commitment Percentage thereof. Each Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent in immediately available funds such Lender's Commitment Percentage (based upon the Facility) of the unreimbursed draft. Funds are due and payable to Administrative Agent on or before the close of business on the Business Day when Administrative Agent gives notice to each Lender of Borrower's reimbursement failure (if given prior to 2:00 p.m., Atlanta, Georgia time) or on the next succeeding Business Day (if notice was given after 2:00 p.m., Atlanta, Georgia time). All amounts payable by any Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date the amount is paid by Lender to Administrative Agent.

         (f) DUTIES OF ADMINISTRATIVE AGENT AS ISSUING LENDER. Administrative Agent agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Administrative Agent's sole liability to each Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to Section 2.2(d). Each Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. Administrative Agent, Lenders, and their respective Representatives shall not be liable to any other Lender or Borrower or any of its Subsidiaries for any LCs use or for any beneficiary's acts or omissions.

         (g) CASH COLLATERAL. On the Termination Date for the Facility, or on any date that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, or upon any demand by Administrative Agent upon the occurrence and during the continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Lenders, (i) cash collateral in Dollars in an amount equal to 110% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% the LC Exposure. Any cash collateral deposited under this clause (g), and all interest earned thereon, shall be deposited into a Letter of Credit Cash Collateral Account.

         (h)      LETTER OF CREDIT CASH COLLATERAL ACCOUNT.

                  (i) Borrower hereby pledges and grants a security interest in and lien on the Letter of Credit Cash Collateral Account and all funds, cash and instruments at any time on deposit or held therein to the Administrative Agent for and on behalf of Lenders as security for the Obligation. The Letter of Credit Cash Collateral Account shall be under the exclusive dominion and control of the Administrative Agent. The Administrative Agent may, at any time during the continuation of a Default without notice to Borrower, apply funds then held in the Letter of Credit Cash Collateral Account to the payment of the Obligation in respect of LCs (and, if no LCs are outstanding or the face amount thereof is less than the amount on deposit in the Cash Collateral Account, to other amounts owed under this Agreement).

                  (ii) The rate of interest earned on the Letter of Credit Cash Collateral Account shall be comparable to the rates paid by Administrative Agent on other similar accounts as in effect time to time; provided, however, that Administrative Agent shall not be obligated to pay interest on said account during the continuation of a Default.

                  (iii) There shall be no release to Borrower of funds from the Letter of Credit Cash Collateral Account at any time during the continuance of a Potential Default or a Default.

                  (iv) Borrower agrees to pay to SunTrust Bank all customary fees, costs and expenses which SunTrust Bank incurs in connection with opening and maintaining the Letter of Credit Cash Collateral Account.

         (i) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), WHICH ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, (B) ANY DISPUTE ABOUT AN LC, OR (C) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

         (j) LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

         SECTION 2.3 TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

         (a) VOLUNTARY COMMITMENT REDUCTION. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Commitment, or the commitment under the LC Subfacility; provided that: (i) each partial termination of the Commitment shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; each partial termination of the commitment under the LC Subfacility shall be in an amount of not less than $1,000,000 or a greater integral multiple of $500,000; and (ii) on any date of determination, the amount of the Commitment may not be reduced below the Commitment Usage, and the commitment under the LC Subfacility shall not be reduced below the LC Exposure. At the time of any commitment termination under this Section 2.3, Borrower shall pay to Administrative Agent, for the account of each Lender any amounts that may then be due under Section 3.3(c), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Commitment or the commitment under the LC Subfacility that is terminated may not be reinstated.

         (b) ADDITIONAL REDUCTIONS. The commitment under the LC Subfacility shall be reduced from time to time on the date of any mandatory or voluntary reduction of the Commitment by the amount, if any, by which such LC Subfacility exceeds the Commitment after giving effect to such reduction of the Commitment.

         (c) RATABLE ALLOCATION OF COMMITMENT REDUCTIONS. Each reduction of the Commitment under this Section 2.3 shall be allocated among Lenders in accordance with their respective Commitment Percentages under the Facility.

                  SECTION 2.4 BORROWING PROCEDURE.

                  The following procedures apply to all Borrowings:

         (a) BORROWING REQUEST. Borrower may request a Borrowing by making or delivering a Borrowing Notice to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which Borrowing Notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Facility or LC Subfacility, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iv) must be received by Administrative Agent no later than 11:00 a.m. Atlanta, Georgia time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the requested Borrowing Date (which shall be a Business Day for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

         (b) FUNDING. Each Lender shall remit its Commitment Percentage for the Facility of each requested Borrowing to Administrative Agent's office in Atlanta, Georgia, in funds which are or will be available for immediate use by Administrative Agent by 2:00 p.m. Atlanta, Georgia time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under Section 14.11) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower.

         (c) FUNDING ASSUMED. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by Section 2.4(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

         SECTION 2.5 RESERVED.

         SECTION 2.6 INCREASE OF COMMITMENTS; ADDITIONAL LENDERS.

         (a) So long as no Potential Default or Default has occurred and is continuing, from time to time after the Closing Date, Borrower may, upon at least 30 days' written notice to the Administrative Agent, who shall promptly notify each Lender of such notice, propose to increase the Commitment by $25,000,000 to a maximum amount not to exceed $300,000,000 (the amount of any such increase, the "Additional Commitment Amount"). Each Lender shall have the right for a period of 15 days following receipt of such notice, to elect by written notice to Borrower and the Administrative Agent to increase its Committed Sum by a principal amount equal to its Commitment Percentage of the Additional Commitment Amount. No Lender (or any successor thereto) shall have any obligation to increase its Committed Sum or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Committed Sum shall be made in its sole discretion independently from any other Lender.

         (b) If any Lender shall not elect to increase its Committed Sum pursuant to subsection (a) of this Section, Borrower may designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Committed Sum and in the case of any other such Person (an "Additional Lender"), become a party to this Agreement; provided, however, that any new bank or financial institution must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Committed Sums of the existing Lenders pursuant to this subsection (b) plus the Committed Sums of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount.

         (c) An increase in the Commitment pursuant to this Section 2.6 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by Borrower, by each Additional Lender and by each other Lender whose Committed Sum is to be increased, setting forth the new Committed Sums of such Lenders and Additional Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate partnership authorization on the part of Borrower with respect to the increase in the Commitment and such opinions of counsel for Borrower with respect to the increase in the Commitment as the Administrative Agent may reasonably request.

         (d) Upon the acceptance of any such agreement by the Administrative Agent, the Commitment shall automatically be increased by the amount of the Committed Sums added through such agreement and Schedule 2.1 shall automatically be deemed amended to reflect the Committed Sums of all Lenders after giving effect to the addition of such Committed Sums.

         (e)      Upon any increase in the Commitment pursuant to this Section
2.6 that is not pro rata among all Lenders, (x) within five Business Days, in the case of any Base Rate Borrowing then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Eurodollar Rate Borrowing then outstanding, Borrower shall prepay such Borrowings in their entirety and, to the extent Borrower elects to do so and subject to the conditions specified in Article VII, Borrower shall reborrow Borrowings from Lenders in proportion to their respective Commitment Percentage after giving effect to such increase, until such time as all outstanding Borrowings are held by Lenders in such proportion and (y) effective upon such increase, the amount of the participations held by each Lender in each LC then outstanding shall be adjusted such that, after giving effect to such adjustments, Lenders shall hold participations in each such LC in the proportion its Commitment Percentage after giving effect to such increase.

                                   ARTICLE III
                                TERMS OF PAYMENT

         SECTION 3.1 LOAN ACCOUNTS, NOTES, AND PAYMENTS.

         (a) LOAN ACCOUNTS. The Principal Debt owed to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by Administrative Agent (including, without limitation, the Register) and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement (and the LC Subfacility hereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligation.

         (b) NOTES. Upon the request of any Lender, made through Administrative Agent, the Commitment amount of such Lender may be evidenced by a Note.

         (c) PAYMENT. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent at its office in Atlanta, Georgia in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m., Atlanta, Georgia time on the day due, without setoff, deduction, or counterclaim. Payments made after 1:00 p.m., Atlanta, Georgia, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 1:00 p.m., Atlanta, Georgia time, and otherwise before 1:00 p.m., Atlanta, Georgia time on the Business Day next following.

         (d) PAYMENT ASSUMED. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

         SECTION 3.2 INTEREST AND PRINCIPAL PAYMENTS.

         (a) INTEREST. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period and on the Termination Date for the Facility; provided that, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences and on each three month anniversary thereafter, as well as on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the Facility. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

         (b) PRINCIPAL DEBT. The Principal Debt is due and payable on the Termination Date.

         SECTION 3.3 PREPAYMENTS.

         (a) OPTIONAL PREPAYMENTS. Except as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt, from time to time and at any time, in whole or in part, without premium or penalty; provided that:
(i) such notice must be received by Administrative Agent by 1:00 p.m., Atlanta, Georgia time, on or before the date of prepayment of any Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof or such lesser amount as may be outstanding under the Facility; (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (unless Borrower pays the amount of any Consequential Loss); and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Conversions under
Section 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the applicable loan hereunder of Principal Debt being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with (unless such prepayment is made with respect to a Base Rate Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid. Any voluntary prepayment of the Principal Debt shall be applied to the Principal Debt and shall be allocated Pro Rata to each Lender. Unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment or prepayment of the Principal Debt may be reborrowed by Borrower, subject to the terms and conditions of the Loan Documents.

         (b) MANDATORY PAYMENTS/REDUCTIONS. On any date of determination if the Commitment Usage exceeds the Commitment then in effect, then Borrower shall make a mandatory prepayment of the Principal Debt, in at least the amount of such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof; provided that, on any such reduction date, if no Principal Debt is then outstanding, but the LC Exposure exceeds the Commitment, then Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars for deposit into the Letter of Credit Cash Collateral Account in an amount at least equal to 110% such excess. All mandatory prepayments or commitment reductions under the Facility hereunder shall be allocated among Lenders in accordance with their respective Commitment Percentages under the Facility.

         (c) MANDATORY PREPAYMENTS OF INTEREST/CONSEQUENTIAL LOSS. All prepayments under this Section 3.3 shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any Consequential Loss arising as a result thereof.

         SECTION 3.4 INTEREST OPTIONS.

         Except that the Eurodollar Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this Agreement, Borrowings bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate, plus the Applicable Margin for Base Rate Borrowings, or the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

         SECTION 3.5 QUOTATION OF RATES.

         It is hereby acknowledged that an appropriately designated Representative of Borrower may call Administrative Agent on or before the date on which a Borrowing Notice is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

         SECTION 3.6 DEFAULT RATE.

         While any Default exists or after acceleration, Borrower shall pay interest on the principal amount of all Borrowings at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

         SECTION 3.7 INTEREST RECAPTURE.

         If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

         SECTION 3.8 INTEREST CALCULATIONS.

         Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of an Eurodollar Rate Borrowing (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         SECTION 3.9 MAXIMUM RATE.

         Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

         SECTION 3.10 INTEREST PERIODS.

         When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option and subject to availability, one, two, three, or six months; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of five (5) Interest Periods shall be in effect at one time.

         SECTION 3.11 CONVERSIONS.

         Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice of such intent to Administrative Agent no later than 11:00 a.m. Atlanta, Georgia time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 11:00 a.m. Atlanta, Georgia time on the last Business Day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as may be outstanding under the Facility). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrower's Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing shall not be available if a Default or Potential Default has occurred and is continuing.

         SECTION 3.12 ORDER OF APPLICATION.

         (a) NO DEFAULT. If no Default or Potential Default exists and if no order of application is otherwise specified in Section 3.3 or otherwise in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

         (b) DEFAULT. If a Default or Potential Default exists (or if Borrower fails to give directions as permitted under Section 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which the Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this Section 3.12(b)(i), a "RATABLE PAYMENT" for any Lender or Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and the Administrative Agent on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this Section 3.12(b)(ii), "RATABLE PAYMENT" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing under the Facility; provided that, such payments shall be allocated ratably among the issuer of the LC and Lenders which have funded their participations in such LC; (iv) to the ratable payment of the Principal Debt (as used in this Section 3.12(b)(iv), "RATABLE PAYMENT" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders); (v) to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.2(g); and (vi) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate. Subject to the provisions of Article 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

         SECTION 3.13 SHARING OF PAYMENTS, ETC.

         If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.14) which is in excess of its share of any such payment in accordance with the relevant Rights of Lenders under the Loan Documents, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant Rights under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         SECTION 3.14 OFFSET.

         If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with Section 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Loan Party may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

         SECTION 3.15 BOOKING BORROWINGS.

         To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under Article 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings. In the event a Lender shall transfer its Borrowings to or make its Borrowings from any office other than that designated on Schedule 13.3, it shall notify the Administrative Agent and the Administrative Agent shall provide a copy of such notice to Borrower; provided, however, that the failure of a Lender or of Administrative Agent to provide notice under this Section shall not relieve Borrower from any obligations under this Agreement.

                                   ARTICLE IV
                             CHANGE IN CIRCUMSTANCES

         SECTION 4.1 INCREASED COST AND REDUCED RETURN.

         (a) CHANGES IN LAW. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental
Authority:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Documents in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Documents with respect to any Eurodollar Rate Borrowing, then

Borrower shall pay to such Lender within 15 days after demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided, that such suspension shall not affect the Right of such Lender to receive the compensation so requested.

         (b) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time within 15 days after demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) CHANGES IN APPLICABLE LENDING OFFICE; COMPENSATION STATEMENT. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder and calculations in reasonable detail which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Borrower shall not be obligated to compensate any Lender pursuant to this Section 4.1 for any amounts attributable to a period more than 90 days prior to the giving of notice by such Lender to Borrower of its request for compensation under this Section 4.1.

         SECTION 4.2 LIMITATION ON TYPES OF LOANS.

         If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

         (a) INABILITY TO DETERMINE EURODOLLAR RATE. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

         (b) COST OF FUNDS. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         SECTION 4.3 ILLEGALITY.

         Notwithstanding any other provision of the Loan Documents, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of Section 4.4 shall be applicable).

         SECTION 4.4 TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to Sections 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by Section
4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

         (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Sections 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate

Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Committed Sums.

         SECTION 4.5 COMPENSATION.

         Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to Section 12.1) on a date other than the last day of the Interest Period for such Borrowing; or

         (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 7.2 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, prepayment, continuation, or conversion under this Agreement.

         SECTION 4.6 TAXES.

         (a) GENERAL. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions,
(iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in
Schedule 2.1, the original or a certified copy of a receipt evidencing payment thereof.

         (b) STAMP AND DOCUMENTARY TAXES. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES"), other than any such taxes, charges or levies resulting from an assignment or participation pursuant to Section 14.13 by a Lender of all or any portion of its interest in this Agreement or any other Loan Document ("EXCLUDED TAXES").

         (c) INDEMNIFICATION FOR TAXES. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes, excluding, in the case of each Lender and Administrative Agent, (i) Excluded Taxes, (ii) Taxes imposed on its income and (iii) franchise Taxes imposed on it by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) WITHHOLDING TAX FORMS. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the Closing Date in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form W-8 ECI or W-8 BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form W-8 ECI or W-8 BEN further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it, and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         (e) FAILURE TO PROVIDE WITHHOLDING FORMS; CHANGES IN TAX LAWS. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to

Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) CHANGE IN APPLICABLE LENDING OFFICE. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this
Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) TAX PAYMENT RECEIPT. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

         (h) SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Commitment and the payment in full of the Obligation.

                                    ARTICLE V
                                      FEES

         SECTION 5.1 TREATMENT OF FEES.

         Except as otherwise provided by Law, the fees described in this Article 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with Section 3.1(c), (d) shall be non-refundable (subject to the provisions of Section 3.9, if applicable), (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

         SECTION 5.2 FEES OF ADMINISTRATIVE AGENT AND ARRANGER.

         Borrower shall pay to Arranger, solely for its accounts, the fees described in that certain separate letter agreement dated October 17, 2003, among Borrower and Arranger. Borrower shall pay to Administrative Agent, solely for its accounts, the fees described in that certain separate letter agreement dated as of the date hereof, among Borrower and Administrative Agent.

         SECTION 5.3 FACILITY FEES.

         Following the Closing Date, Borrower shall pay to Administrative Agent, for the Pro Rata account of Lenders, a facility fee, calculated daily from the Closing Date but payable in installments in arrears each March 31, June 30, September 30, and December 31 and on the Termination Date for the Facility, commencing December 31, 2003. On any day of determination, the facility fee shall be an amount equal to the Applicable Amount for the facility fee multiplied by the Commitment on such day (regardless of usage). Each such installment shall be calculated in accordance with Section 5.1(f).

         SECTION 5.4 LC FEES.

         As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay to Administrative Agent:

         (a) For the account of each Lender, according to each Lender's Commitment Percentage under the Facility, a letter of credit fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the letter of credit fee set forth in the definition of Applicable Amount in effect on the date of determination of such fee (calculated on a per annum basis) multiplied by (b) the stated amount of such LC. If there is any change in the Applicable Amount during any period, the stated amount of such LC shall be multiplied by the Applicable Amount separately for each such period that such Applicable Amount was in effect.

         (b) For the account of Administrative Agent, as the issuer of LCs, payable on the date of issuance of any LC (or any extension thereof) a fronting fee equal to one-eighth of one percent (0.125%) of the face amount of such LC (or extensions thereof). In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments.

                                   ARTICLE VI
                                    GUARANTY

         SECTION 6.1 GUARANTY.

         As an inducement to the Administrative Agent and Lenders to enter into this Agreement, Borrower shall cause Intermediate Partnership and, to the extent required to do so under any Guaranty, any Holding Subsidiary (as defined in such Guaranty) to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of Exhibit C, providing for the guaranty of payment and performance of the Obligation.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         SECTION 7.1 CONDITIONS PRECEDENT TO CLOSING.

         This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on Schedule 7.1.

         SECTION 7.2 CONDITIONS PRECEDENT TO EACH BORROWING.

         In addition to the conditions stated in Section 7.1, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, as the case may be, unless on the date of such Borrowing or issuance (and after giving effect thereto), as the case may be: (a) Administrative Agent shall have timely received therefor a Borrowing Notice or a LC Request (together with the applicable LC Agreement), as the case may be; (b) Administrative Agent shall have received the LC fronting fees provided for in Section 5.4(b) hereof; (c) all of the representations and warranties of any Loan Party set forth in the Loan Documents are true and correct in all material respects (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); (d) no Default or Potential Default shall have occurred and be continuing; and (e) the funding of such Borrowings and issuance of such LC, as the case may be, is permitted by Law. Each Borrowing Notice and LC Request delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that, as of the Borrowing Date or the date of issuance of the request LC, as the case may be, the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing with respect to such subsequent funding or issuance.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and Lenders as follows:

         SECTION 8.1 PURPOSE OF CREDIT FACILITY.

         (a) Borrower will use all proceeds of Borrowings for one or more of the following (or will loan such proceeds to, or make capital contributions to, Intermediate Partnership to so use such proceeds) (i) to repay the Debt existing under the Existing Credit Agreement; (ii) to finance capital expenditures and non-hostile acquisitions; (iii) to finance investments permitted hereunder; (iv) for working capital; and (v) for general business purposes. No proceeds of any Borrowing will be used to make any Distribution with respect to the Limited Partnership Units or General Partners' interests in Borrower, or to make any Distribution with respect to partnership interests in Intermediate Partnership.

         (b) Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

         SECTION 8.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS.

         Each of the Loan Parties and each Subsidiary thereof is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. Each of the Loan Parties and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same, except to the extent failure to so qualify or be in good standing is not reasonably likely, in the aggregate, to result in a Material Adverse Event. Each of the Loan Parties, and each Subsidiary thereof, possesses all Authorizations necessary or required in the conduct of its respective business(es), except to the extent that failure to possess such Authorization(s) is not reasonably likely, in the aggregate, to result in a Material Adverse Event. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or Person under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by the Loan Parties or their respective Subsidiaries.

         SECTION 8.3 SUBSIDIARIES.

         Borrower has no direct Subsidiaries except as disclosed on Schedule
8.3. As of the Closing Date, Intermediate Partnership has no Subsidiaries except as disclosed on Schedule 8.3. As of the Closing Date, the number and percentage of shares or partnership and other equity interests in each Subsidiary, and the ownership thereof, are accurately set forth on Schedule 8.3 attached hereto. All such partnership and other equity interests are validly issued under the terms of the applicable Constituent Documents of the issuer and applicable Law.

         SECTION 8.4 AUTHORIZATION AND NO CONTRAVENTION.

         The execution and delivery by each Loan Party of each Loan Document to which it is a party and the performance by such Loan Party of its obligations thereunder (a) are within its partnership power; (b) will have been duly authorized by all necessary partnership action when such Loan Document is executed and delivered (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document); (d) will not violate any provision of the partnership agreement of such Loan Party, (e) will not violate any provision of Law applicable to it; (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event; and (g) will not result in the creation or imposition of any Lien on any asset of any Loan Party.

         SECTION 8.5 BINDING EFFECT.

         Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         SECTION 8.6 FINANCIAL STATEMENTS.

         (a) The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Loan Parties and Subsidiaries thereof covered thereby ("REPORTING ENTITIES") as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Reporting Entities as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected.

         (b) Since December 31, 2002, there has been no Material Adverse Event. For the purposes hereof, Borrower's write-off of goodwill and other assets required pursuant to FAS 142 and FAS 144 which was recorded by Borrower in the fiscal quarter ended September 30, 2003 shall not be considered a Material Adverse Event.

         SECTION 8.7 LITIGATION, CLAIMS, INVESTIGATIONS.

         No Loan Party is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Loan Party, or any Subsidiary thereof, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Loan Party, or any Subsidiary thereof, which could reasonably be expected to result in a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Loan Party, or any Subsidiary thereof, that could reasonably be expected to result in a Material Adverse Event.

         SECTION 8.8 TAXES.

         All Tax returns of each Loan Party and each Subsidiary thereof required to be filed have been filed (or extensions have been granted) prior to delinquency, and all Taxes imposed upon each Loan Party and each Subsidiary thereof which are due and payable have been paid prior to delinquency, other than Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 8.9 ENVIRONMENTAL MATTERS.

         No Loan Party (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Loan Party and any Subsidiary thereof that could reasonably be expected to be a Material Adverse Event, (b) knows of any violation by any Loan Party, any Subsidiary thereof of any Environmental Law, except for such violations that could not reasonably be expected to be a Material Adverse Event, or (c) knows that any Loan Party and any Subsidiary thereof is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not reasonably be expected to be a Material Adverse Event.

         SECTION 8.10 EMPLOYEE BENEFIT PLANS.

         (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), (b) no Loan Party or any Subsidiary or

ERISA Affiliate thereof has incurred material liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA, (c) each Employee Plan maintained or contributed to by a Loan Party or any Subsidiary thereof has complied in all material respects, both in form and operation, with ERISA and the Code to the extent applicable thereto, (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which, individually or collectively with all other ERISA Events then existing, could reasonably be expected to be a Material Adverse Event, and (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan's actuary with respect to such Employee Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan in such an amount which could reasonably be expected to result in a Material Adverse Event.

         SECTION 8.11 PROPERTIES; LIENS.

         Each Loan Party has good and indefeasible title to all its property reflected on the Current Financials and each of its Subsidiaries has sufficient title to permit such Subsidiary to operate its facilities. Except for Permitted Liens, there is no Lien on any property of any Loan Party, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property.

         SECTION 8.12 GOVERNMENT REGULATIONS.

         No Loan Party or any of their respective Subsidiaries are subject to, or such entities are exempt from, regulation as a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). No Loan Party or Subsidiary thereof is subject to regulation under the Investment Company Act of 1940, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any public service commission) which regulates the incurrence of Debt.

         SECTION 8.13 TRANSACTIONS WITH AFFILIATES.

         No Loan Party or any Subsidiary thereof is a party to a material transaction with any of its Affiliates (excluding (i) transactions between or among such Loan Parties or any Subsidiary thereof, (ii) the Operating Agreement, dated February 28, 1980, by and between NBPC and Northern Plains, (iii) the Operating Agreement, dated April 1, 2001, by and between Midwestern Gas Transmission Company and Northern Plains, (iv) the Operating Agreement, dated January 17, 2003, by and between Viking Gas Transmission Company and Northern Plains and (v) the Administrative Services Agreement by and between NBP Services Corporation, Borrower and Intermediate Partnership), other than transactions upon fair and reasonable terms not materially less favorable than such entity could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         SECTION 8.14 MATERIAL AGREEMENTS.

         No Loan Party or any Subsidiary thereof is in default with respect to any material agreements, contracts, commitments, or understandings which could reasonably be expected to be a Material Adverse Event.

         SECTION 8.15 INSURANCE.

         Each Loan Party and each Subsidiary thereof maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with self-insurance, co-insurance and deductibles) as is customary in the case of same or similar businesses.

         SECTION 8.16 COMPLIANCE WITH LAWS.

         No Loan Party or any Subsidiary thereof is in violation of any Laws (including, without limitation, Environmental Laws), other than such violations which could not, individually or collectively, reasonably be expected to be a Material Adverse Event. No Loan Party or any Subsidiary thereof has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not reasonably be expected to be a Material Adverse Event.

         SECTION 8.17 REGULATION U.

         "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of the Loan Parties which are subject to any limitation on sale, pledge, or other restrictions hereunder.

         SECTION 8.18 FULL DISCLOSURE.

         All information heretofore furnished by any Loan Party to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Loan Party to any Lender or Administrative Agent will be, taken as a whole, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

         SECTION 8.19 NO DEFAULT.

         No Default or Potential Default has occurred and is continuing or will arise as a result of the execution of the Loan Documents or of any Borrowing hereunder.

         SECTION 8.20 LABOR RELATIONS.

         There are no strikes, lockouts or other material labor disputes or grievances against Borrower or any of its Subsidiaries, or, to Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against Borrower or any of its Subsidiaries, or to Borrower's knowledge, threatened against any of them before any Governmental Authority.

         SECTION 8.21 SOLVENCY.

         As of the Closing Date, after giving effect to the execution and delivery of the Loan Documents and the making of any Borrowings under this Agreement on the Closing Date, the Borrower and its Subsidiaries, taken as a whole, will not be "insolvent" within the meaning of such term as defined in
Section 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay their debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

         Each of Borrower, and Guarantor, by its execution and delivery of a Guaranty, covenants and agrees to perform, observe, and comply with each of the following covenants from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

         SECTION 9.1 USE OF PROCEEDS.

         Borrower shall, and shall cause each of its Subsidiaries to, use the proceeds of Borrowings only for the purposes represented in Section 8.1(a).

         SECTION 9.2 BOOKS AND RECORDS.

         The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain books, records, and accounts necessary to prepare financial statements in all material respects in accordance with GAAP.

         SECTION 9.3 ITEMS TO BE FURNISHED.

         Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

         (a) Promptly after preparation, and no later than 60 days after the last day of each of the first three fiscal quarters of Borrower, balance sheets and statements of earnings and cash flow ("FINANCIAL STATEMENTS") showing the consolidated financial condition and results of operations calculated for Borrower and its Subsidiaries, for such fiscal quarter and for the period from the beginning of the then-current fiscal year to such last day, and each accompanied by a Compliance Certificate.

         (b) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations for Borrower and its Subsidiaries, as of, and for the year ended on, such day, each accompanied by:

                  (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of Borrower; and

                  (ii)     a Compliance Certificate.

         (c)      Promptly upon receipt thereof, and in any event within ten
(10) Business Days after receipt thereof, copies of all auditor's annual management letters delivered to Borrower.

         (d)      Notice, promptly (but in any event within five (5) Business
Days) after any Loan Party knows or has reason to know of (i) a Default or Potential Default specifying the nature thereof and what action any Loan Party or any Subsidiary thereof has taken, is taking, or proposes to take with respect thereto, (ii) any other event or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Event, or (iii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Borrower, affecting any Loan Party or any Subsidiary of any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Event.

         (e) Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of any Loan Party or any Subsidiary thereof with the Securities and Exchange Commission, and of all material reports or filings filed by or on behalf of any Loan Party with any Governmental Authority.

         (f) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Loan Parties or Subsidiary thereof, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

         SECTION 9.4 INSPECTIONS.

         Upon reasonable notice, the Loan Parties shall allow, and shall cause their Subsidiaries to allow, Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their respective affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Loan Parties and their Subsidiaries, from time to time, during reasonable business hours.

         SECTION 9.5 TAXES.

         Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed.

         SECTION 9.6 PAYMENT OF OBLIGATIONS.

         Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Each Loan Party shall, and shall cause its Subsidiaries to, promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations other than the Obligation are being contested in good faith by appropriate proceedings).

         SECTION 9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS.

         Except as otherwise permitted by Section 10.9, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the nature of its business so requires; (b) maintain all licenses, permits, and franchises necessary for the normal conduct of its business; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the Loan Parties and Subsidiaries thereof to operate their businesses in compliance with applicable Law; except in the case of each of clauses (a) through (d), where the failure to so renew, extend, or continue in effect could not reasonably be expected to be a Material Adverse Event.

         SECTION 9.8 COMPLIANCE WITH LAWS, ETC.

         The Loan Parties will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable Laws (including Environmental Laws and ERISA) and contractual obligations except where the failure to so comply will not reasonably be expected to cause a Material Adverse Event.

         SECTION 9.9 INSURANCE.

         Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is consistent with prudent industry practice and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of insurance setting forth the nature and extent of all insurance maintained by Borrower in accordance with this Section.

         SECTION 9.10 PRESERVATION AND PROTECTION OF RIGHTS.

         Each Loan Party shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as

Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

         SECTION 9.11 PARI PASSU STATUS.

         Each Loan Party will ensure the claims and rights of Lenders against it under this Agreement and each other Loan Document will not be subordinate to, and will rank at all times at least pari passu with, all other unsecured Debt of such Loan Party.

         SECTION 9.12 MAINTENANCE OF TAX STATUS.

         Borrower shall take all action necessary to prevent Borrower, Intermediate Partnership or NBPC from being, and will take no action which would have the effect of causing any of Borrower, Intermediate Partnership or NBPC to be, treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

                                    ARTICLE X
                               NEGATIVE COVENANTS

         Each of Borrower, and Guarantor, by its execution and delivery of a Guaranty, covenants and agrees to perform, observe, and comply with each of the following covenants from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

         SECTION 10.1 DEBT AND GUARANTIES.

         No Subsidiary of Borrower shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than:

         (a)      The Obligation and Guaranties thereof;

         (b) Viking's $32,000,000 Secured Notes, 6.40% Series A Due October 31, 2008, $5,400,000 Secured Notes, 7.10% Series B due November 30, 2011,
$14,000,000 Secured Notes, 7.31% Series C due September 30, 2012, and $20,000,000 Secured Notes, 8.04% Series D due September 30, 2014, all issued pursuant to the Viking Indenture;

         (c) Trade Debt for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms that are not more than 90 days past due;

         (d) Endorsements of checks or drafts in the ordinary course of business;

         (e) Debt of NBPC described on Schedule 10.1 and other Debt of NBPC, so long as the NBPC Leverage Ratio does not exceed 4.50 to 1.0;

         (f) Other Debt of Subsidiaries (excluding Debt otherwise permitted in this Section 10.1) which does not exceed $35,000,000 outstanding at any time in the aggregate;

         (g) Debt of Subsidiaries resulting from loans made by Borrower to Intermediate Partnership, loans by Intermediate Partnership to another Subsidiary or other loans by a Subsidiary to another Subsidiary; provided, however, that any Debt of Intermediate Partnership resulting from loans made by any Subsidiary to Intermediate Partnership shall be subordinated on terms and conditions satisfactory to Administrative Agent and the Required Lenders in right of payment to its obligations under the Guaranty; and

         (h) The guaranty by Intermediate Partnership of Borrower's obligations under the Senior Notes;

provided, however, no Debt otherwise permitted under this Section 10.1 shall be permitted if, after giving effect to the incurrence thereof, any Default or Potential Default shall have occurred and be continuing.

         SECTION 10.2 LIENS.

         No Loan Party shall, or permit any of its Subsidiaries (except NBPC) to, directly or indirectly, create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

         (a) Liens existing as a result of any Capital Lease, to the extent permitted pursuant to Section 10.1;

         (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (c) Liens of carriers, operators, warehousemen, mechanics, materialmen and landlords, and statutory Liens of producers of hydrocarbons, incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (d) Deposits in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (e) Judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

         (f) Liens on the limited liability company interests in Fort Union, L.L.C. which are owned by Crestone Powder River L.L.C., a Delaware limited liability company, which Liens secure amounts owed under the Fort Union Project Finance Documents;

         (g) Liens on the limited liability company interests in Lost Creek, L.L.C. which are owned by Crestone Wind River, L.L.C., a Delaware limited liability company, which Liens secure amounts owed under the Lost Creek Project Finance Documents;

         (h) Liens in favor of the Administrative Agent or any Lender, under Section 2.2(h); and

         (i) Liens securing the Debt described in Section 10.1(b) in the "Collateral" as such term is defined and described in the Granting Clauses of the Viking Indenture.

         SECTION 10.3 TRANSACTIONS WITH AFFILIATES.

         No Loan Party shall, or permit any of its Subsidiaries to, enter into any transaction with any of its Affiliates, other than transactions upon fair and reasonable terms not less favorable than such Loan Party or Subsidiary could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         SECTION 10.4 ASSIGNMENT.

         No Loan Party shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         SECTION 10.5 GOVERNMENT REGULATIONS.

         No Loan Party will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         SECTION 10.6 MERGERS; SALE OF ASSETS.

         (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of its Subsidiaries (in each case, whether now owned or hereafter acquired), unless: (i) at the time thereof and immediately after giving effect thereto no Default or Potential Default shall have occurred and be continuing, (ii) if Borrower is involved in any such transaction, Borrower is the surviving entity or the recipient of any such sale, transfer, lease or other disposition of assets, and if any other Loan Party is involved in any such transaction a Loan Party is the surviving entity or the recipient of any such sale, transfer, lease or other disposition of assets; provided, however, that in no event shall any such merger, consolidation, sale, transfer, lease or other disposition whether or not otherwise permitted by this Section 10.6 have the effect of releasing any Loan Party from any of its obligations and liabilities under this Agreement. The Loan Parties will not permit NBPC to merge or consolidate with or into any other Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its business and assets (whether now owned or hereafter acquired) to, any Person, except pursuant to Section 14 or Section 15 (to the extent it applies to a merger pursuant to Section 14) of NBPC's Partnership Agreement.

         (b) The Loan Parties shall not permit NBPC to lease, sell or otherwise dispose of its assets to any other Person except: (i) sales of inventory and other assets in the ordinary course of business, (ii) leases, sales or other dispositions of its assets that, together with all other assets of NBPC previously leased, sold or disposed of (other than disposed of pursuant to this Section 10.6(b)) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a substantial portion of the assets of NBPC, (iii) sales of assets which are concurrently leased back, (iv) dispositions of assets which are obsolete or no longer used or useful in the business of NBPC, and (v) as permitted by the last sentence of 10.6(a).

         SECTION 10.7 LOAN AND INVESTMENTS.

         Borrower shall not purchase or acquire or make any commitment to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Borrower (together, "INVESTMENTS"), except for:

         (a) Investments held by Borrower in the form of cash equivalents or short-term marketable securities; and

         (b) Investments in and through Intermediate Partnership permitted by Section 10.9.

         SECTION 10.8 DISTRIBUTIONS.

         Borrower will not declare, pay or make any Distribution (in cash, property or obligations) on any interests (now or hereafter outstanding) in Borrower or apply any of its funds, property or assets to the purchase of any partnership interests in Borrower; provided, that at any time during which no Default or Potential Default has occurred and is continuing, Borrower (a) may make Distributions on the Limited Partnership Units and General Partners' interests in accordance with the Partnership Agreement and (b) may purchase its partnership interests provided that the aggregate purchase price therefor does not exceed $20,000,000 in the aggregate during the term of this Agreement.

         SECTION 10.9 LIMITATION ON BUSINESS ACTIVITIES.

         Borrower shall not engage in any business activity except the ownership of a limited partner interest in Intermediate Partnership and such activities as may be incidental or related thereto. Intermediate Partnership shall not, and the Loan Parties shall not permit any of their Subsidiaries to, engage, directly or indirectly, in any business activity except (a) existing business activities consisting of the ownership and operation of natural gas pipelines, coal slurry pipelines, natural gas gathering facilities, midstream gas processing facilities, extension and expansion of such pipelines and facilities and related facilities, services related to the transportation, marketing and processing of natural gas and coal slurry and such activities as may be incidental or related to the aforementioned and (b) new business activities in the area of storage, exploration, development, production, processing, refining, transportation or marketing of gas, oil, coal or products thereof, provided the gross income of such activities allows Borrower to meet the exception in Section 7704 of the Code.

         SECTION 10.10 CERTAIN AMENDMENTS TO CASH DISTRIBUTION POLICIES AND PARTNERSHIP AGREEMENTS.

         Each Loan Party agrees that it shall not consent to, vote in favor of or permit any amendment of (a) the cash distribution policies of NBPC or Intermediate Partnership in any manner which would result in a Material Adverse Event with respect to any Loan Party or materially adversely affect the rights and remedies of Lenders under and in connection with this Agreement, the Notes or any other Loan Document; or (b) the Partnership Agreement, the Northern Border Partnership Agreement or the Intermediate Partnership Agreement in any manner which would (i) have a material adverse effect on the rights and remedies of Lenders under and in connection with this Agreement, the Notes or any other Loan Document; or (ii) result in a Material Adverse Event.

         SECTION 10.11 RESTRICTIVE AGREEMENTS, ETC.

         Except as set forth in Section 5.09 of the Viking Indenture, no Loan Party will, nor will it permit any of its Material Subsidiaries to, enter into any agreement restricting the ability of any Material Subsidiary to make any payments, directly or indirectly, to a Loan Party by way of distributions, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Material Subsidiary to make any payment, directly or indirectly, to a Loan Party or to guarantee Debt of a Loan Party.

         SECTION 10.12 EMPLOYEE BENEFIT PLANS.

         No Loan Party shall, or shall permit any of its ERISA Affiliates to, permit any breach of any of the provisions described in Section 8.10 to exist or occur.

         SECTION 10.13 INTEREST COVERAGE RATIO.

         As of the last day of each fiscal quarter of Borrower, Borrower shall not permit the ratio of Consolidated EBITDA of Borrower to Consolidated Interest Expense of Borrower for the Rolling Period ending on such date to be 3.00:1.00 or lower.

         SECTION 10.14 CONSOLIDATED LEVERAGE RATIO.

         As of the last day of each fiscal quarter of Borrower, Borrower shall not permit the ratio of Consolidated Total Debt to Adjusted Consolidated EBITDA for the Rolling Period ending on such date to be greater than 4.50 to 1.00 (the "Required Threshold"); provided, however, that if Borrower consummates one or more Acquisitions permitted hereunder in which the aggregate purchase price of all such Acquisitions is $25,000,000 or more, then the Required Threshold shall be increased to 5.00 to 1.00 for the first two full fiscal reporting periods during any 12-month period immediately following the consummation of such Acquisitions.

                                   ARTICLE XI
                                     DEFAULT

         The term "DEFAULT" means the occurrence of any one or more of the following events:

         SECTION 11.1 PAYMENT OF OBLIGATION.

         The failure of Borrower to pay (a) any amount of principal of any Borrowing or any reimbursement obligation in respect of a drawing under an LC when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); or (b) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

         SECTION 11.2 COVENANTS.

         The failure or refusal of Borrower (and, if applicable, any other Loan Party or Subsidiary of any Loan Party) to punctually and properly perform, observe, and comply with:

         (a) Any covenant, agreement, or condition contained in Section 9.7, Sections 10.1 through 10.14 or any reporting requirement contained in
Section 9.3(d); and

         (b) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation set forth in Section 11.1 and the covenants in Section 11.2(a)), and such failure or refusal continues for 30 days after the earlier of (i) the date upon which a Responsible Officer (or, in the case of a failure or refusal of Guarantor to perform, observe or comply, an officer of Guarantor) knew or reasonably should have known of such failure or refusal, or (ii) the date upon which written notice thereof is given to Borrower (or, if applicable, Guarantor) by the Administrative Agent or any Lender.

         SECTION 11.3 DEBTOR RELIEF.

         Any Loan Party or any Material Subsidiary thereof (a) fails to pay, or admits in writing its inability to pay its Debts generally as they become due,
(b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing), (d) makes a general assignment for the benefit of creditors or (e) takes any corporate action to authorize any of the foregoing.

         SECTION 11.4 JUDGMENTS AND ATTACHMENTS.

         Any Loan Party or any Material Subsidiary thereof fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $15,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any of their respective assets having a value (individually or collectively) of $15,000,000 which is not stayed on appeal.

         SECTION 11.5 MISREPRESENTATION.

         Any representation or warranty made herein or in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

         SECTION 11.6 CHANGE OF CONTROL.

         A Change of Control shall occur.

         SECTION 11.7 DEFAULT UNDER OTHER DEBT AND AGREEMENTS.

         (a) A default shall occur in the payment when due (subject to any applicable notice requirement or grace period), whether by acceleration or otherwise, of any Debt (other than Debt described in Section 11.1) of any Loan Party or any of its Material Subsidiaries having a principal amount (including undrawn or committed or available amounts), individually or in the aggregate, in excess of $15,000,000, or a default shall occur in the performance or observance of any covenant, or obligation with respect to such Debt, or any other event shall occur or condition exist under any agreement relating to such Debt the effect of which default, condition or event is to cause, or to permit the holder or holders of such Debt (or any trustee or agent for such holders) to cause (with the giving of notice if required or lapse of time or both), such Debt to become due and payable prior to its expressed maturity (whether by acceleration, redemption, repurchase or otherwise); provided, that no Default will result from a Rating Decline Offer (as such term is defined in the Senior Note Indentures), or the event causing such offer, under the Senior Notes unless one or more holders of Senior Note(s) elect to exercise its or their rights to have all or any portion of their Senior Notes repurchased by Borrower.

         (b) A Loan Party or any of its Subsidiaries shall: (i) default in making any payment, delivery or exchange, or in the performance of any of its other obligations, under one or more agreements or instruments (individually or collectively) governing or otherwise relating to one or more Derivative Transactions, which default shall have resulted in early termination, liquidation or other similar payments in an aggregate amount in excess of $15,000,000 becoming, or becoming capable at such time (after giving effect to any applicable notice requirement or grace period) of being declared or designated, due and payable by a Loan Party, or one or more of its Subsidiaries; or (ii) default (after giving effect to any applicable notice requirement or grace period) in making any payment or delivery due on the last payment, delivery or exchange date of, or on the early termination or liquidation of, one or more Derivative Transactions and such default relates to one or more payments or deliveries of cash or property having an aggregate value in excess of $15,000,000.

         SECTION 11.8 EMPLOYEE BENEFIT PLANS.

         (a) Any Loan Party or ERISA Affiliate shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA, which aggregate unpaid amounts for all such entities exceed $15,000,000 in the aggregate; or

         (b) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred (or in the reasonable judgment of Required Lenders, likely to be incurred) of the Loan Parties and the ERISA Affiliates to any Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall exceed $15,000,000.

         SECTION 11.9 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS.

         Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Loan Party thereto or any Loan Party shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

         SECTION 11.10 ENVIRONMENTAL LIABILITY.

         If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and, as a result of such event or condition, any Loan Party or any of their respective Subsidiaries shall have incurred or in the opinion of the Required Lenders will be reasonably likely to incur a liability in excess of $15,000,000 during any consecutive twelve (12) month period.

         SECTION 11.11 DISSOLUTION.

         Any Loan Party or NBPC shall dissolve, liquidate, or otherwise terminate their existence, except, with respect to NBPC, pursuant to Section 14 or Section 15 (to the extent it applies to a merger pursuant to Section 14) of NBPC's Partnership Agreement.

                                   ARTICLE XII
                               RIGHTS AND REMEDIES

         SECTION 12.1 REMEDIES UPON DEFAULT.

         (a) DEBTOR RELIEF. If a Default exists under Section 11.3(b) or 11.3(c), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever, and Borrower shall be required to deposit cash collateral in the Letter of Credit Cash Collateral Account in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.2(g).

         (b) OTHER DEFAULTS. If any Default exists, Administrative Agent may (and, subject to the terms of Article 13, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 12.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable;
(ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Loan Party in and to every account and other property of any Loan Party which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Loan Party being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under Section 12.1(a), demand Borrower to deposit cash collateral in the Letter of Credit Cash Collateral Account in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.2(g); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

         SECTION 12.2 LOAN PARTY WAIVERS.

         To the extent permitted by Law, the Loan Parties hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

         SECTION 12.3 PERFORMANCE BY ADMINISTRATIVE AGENT.

         If any covenant, duty, or agreement of any Loan Party is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Loan Party. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Loan Parties, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Loan Party.

         SECTION 12.4 DELEGATION OF DUTIES AND RIGHTS.

         Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

         SECTION 12.5 NOT IN CONTROL.

         Except with respect to the Letter of Credit Cash Collateral Account, nothing in any Loan Document shall, or shall be deemed to (a) give Administrative Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Loan Party or any Subsidiary thereof, (b) preclude or interfere with compliance by any Loan Party or any Subsidiary thereof with any Law, or (c) require any act or omission by any Loan Party or any Subsidiary thereof that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that Administrative Agent or any Lender acquiesces in any non-compliance by any Loan Party or any Subsidiary thereof with any Law or document, or that Administrative Agent or any Lender does not expect the Loan Parties and their respective Subsidiaries to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Administrative Agent and Lenders have no fiduciary relationship with or fiduciary duty to any Loan Party or any Subsidiary thereof arising out of or in connection with the Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and Loan Parties, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Administrative Agent and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Administrative Agent and Lenders in their respective good faith business judgment.

         SECTION 12.6 COURSE OF DEALING.

         The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

         SECTION 12.7 CUMULATIVE RIGHTS.

         All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         SECTION 12.8 APPLICATION OF PROCEEDS.

         Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in Section 3.12.

         SECTION 12.9 CERTAIN PROCEEDINGS.

         Each Loan Party will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents.

         SECTION 12.10 EXPENDITURES BY LENDERS.

         Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Arranger in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Loan Party arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

         SECTION 12.11 INDEMNIFICATION.

         BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF A GUARANTY) AGREES TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITIES), COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH

CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 12.11 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF A GUARANTY) AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER OR GUARANTORS HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE LOAN PARTIES CONTAINED IN THIS SECTION 12.11 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS.

                                  ARTICLE XIII
                             AGREEMENT AMONG LENDERS

         SECTION 13.1 ADMINISTRATIVE AGENT.

         (a) APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby appoints SunTrust Bank (and SunTrust Bank hereby accepts such appointment) as its agent hereunder, in its name and on its behalf: (i) to act for and on behalf of such Lender in and under all Loan Documents as provided therein; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

         (b) RESIGNATION OF ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENTS. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and to Borrower. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Unless a Default or Potential Default has occurred and is continuing, any such successor Administrative Agent appointed under this Section shall be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents (provided, however, that when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "ADMINISTRATIVE AGENT" shall continue to refer solely to the bank that issued the outstanding LC; provided further that any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent under the Loan Documents, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

         (c) ADMINISTRATIVE AGENT AS A LENDER; NON-FIDUCIARY. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, unless the context otherwise indicates, include Administrative Agent and any issuer of an LC hereunder; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

         (d) OTHER ACTIVITIES OF ADMINISTRATIVE AGENT. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

         SECTION 13.2 EXPENSES.

         Upon demand by Administrative Agent, each Lender shall pay its ratable portion of any expenses (including, without limitation, court costs, attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its ratable portion of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

         SECTION 13.3 PROPORTIONATE ABSORPTION OF LOSSES.

         Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

         SECTION 13.4 DELEGATION OF DUTIES; RELIANCE.

         Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to Section 14.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received),
(c) not be deemed to have notice of the occurrence of a Default or Potential Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         SECTION 13.5 LIMITATION OF LIABILITY.

         (a) GENERAL. Neither the Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it under the Loan Documents in good faith and reasonably believed by it to be within the discretion or power conferred upon it by the Loan Documents or be responsible for the consequences of any error of judgment, except to the extent arising from its gross negligence, or willful misconduct; and neither the Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

         (b) NON-DISCRETIONARY ACTIONS; INDEMNIFICATION. Unless indemnified to its satisfaction against loss, cost, liability, and expense, the Administrative Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the

Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

         (c) INDEPENDENT CREDIT DECISION. The Administrative Agent shall not be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Loan Party and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, or (iv) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Loan Party. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (including any of the foregoing arising from the negligence of Administrative Agent or its Representatives), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Loan Party (provided that, Administrative Agent and its respective Representatives shall not have the right to be indemnified hereunder for its or their own gross negligence, or willful misconduct).

         SECTION 13.6 DEFAULT.

         (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in good faith upon reasonable prior notice in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders or Lenders, as herein required. All Rights of action under the Loan Documents, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

         (b) Except to the extent unanimity is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

         SECTION 13.7 LIMITATION OF LIABILITY.

         To the extent permitted by Law, (a) Administrative Agent (acting in its agent capacity) shall not incur any liability to any Lender or Participant except for acts or omissions resulting from its own gross negligence or willful misconduct, and (b) neither Administrative Agent nor any Lender or Participant shall incur any liability to any other Person for any act or omission of the Administrative Agent or any Lender or Participant.

         SECTION 13.8 RELATIONSHIP OF LENDERS.

         Nothing herein shall be construed as creating a partnership or joint venture among the Administrative Agent and Lenders.

         SECTION 13.9 BENEFITS OF AGREEMENT.

         None of the provisions of this Article 13 (other than Borrower's right to consent to a successor agent as set forth in Section 13.1(b)) shall inure to the benefit of any Loan Party, Guarantor, or any other Person other than Lenders; consequently, no Loan Party or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.

         SECTION 13.10 AGENTS.

         None of the Persons identified in this Agreement or on the cover page as "Syndication Agent," "Documentation Agent" or "Lead Arranger" shall have any Rights, powers, obligations, liabilities, responsibilities, or duties under the Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons so identified as a "Syndication Agent," "Documentation Agent" or "Lead Arranger" shall have or be deemed to have any fiduciary relationship with any Lender. Any Person that is a "Syndication Agent," "Documentation Agent" or "Lead Arranger" may voluntarily relinquish its title by giving written notice thereof to Administrative Agent and Borrower. Upon such relinquishments, a successor "Syndication Agent," "Documentation Agent" or "Lead Arranger" may be appointed upon the mutual agreement of Borrower and Administrative Agent.

         SECTION 13.11 OBLIGATIONS SEVERAL.

         The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         SECTION 14.1 HEADINGS.

         The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         SECTION 14.2 NONBUSINESS DAYS.

         In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         SECTION 14.3 COMMUNICATIONS.

         Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telecopy, when transmitted to the telecopy number for such party during normal business hours on a Business Day (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this Section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (b) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or
(c) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telecopy numbers) for Administrative Agent and each Lender is set forth on Schedule 14.3, and for each Loan Party is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty.

         SECTION 14.4 FORM AND NUMBER OF DOCUMENTS.

         Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         SECTION 14.5 EXCEPTIONS TO COVENANTS.

         No Loan Party shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

         SECTION 14.6 SURVIVAL.

         All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement and payment in full of the Obligation.

         SECTION 14.7 GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS.

         SECTION 14.8 INVALID PROVISIONS.

         If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Loan Party party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         SECTION 14.9 ENTIRETY.

         THE RIGHTS AND OBLIGATIONS OF EACH LOAN PARTY, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY LOAN PARTY, ANY GUARANTOR, ANY LENDER, AND/OR ANY AGENT (TOGETHER WITH ALL FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE LOAN PARTIES, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         SECTION 14.10 JURISDICTION; VENUE; SERVICE OF PROCESS.

         EACH PARTY HERETO (INCLUDING EACH GUARANTOR BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY OR THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT,
(C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Loan Parties and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Loan Parties and each other party to the Loan Documents warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT.

         SECTION 14.11 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

         (a) Except as otherwise specifically provided, this Agreement and the other Loan Documents may be amended, modified, or waived only by an instrument in writing executed jointly by Borrower and Required Lenders (or by Administrative Agent acting upon directions of the Required Lenders).

         (b) Any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and by Administrative Agent if affected thereby:
(i) increases the Commitment Sum of such Lender or extends such Lender's commitment hereunder; (ii) postpones or delays any date fixed by the Loan Documents for any payment or mandatory prepayment of all or any part of the Obligation payable to such Lender or Administrative Agent; (iii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder; (iv) changes the definition of "Required Lenders"; (v) releases a Guaranty; (vi) changes this clause (b) or any other matter specifically requiring the consent of all Lenders hereunder; or (vii) alters the rights, duties or obligations of Administrative Agent.

         (c) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

         (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 14.12 MULTIPLE COUNTERPARTS.

         The Loan Documents may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         SECTION 14.13 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

         (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that
(i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

         (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes); provided, however, that:

                  (i)      each such assignment shall be to an Eligible
         Assignee;

                  (ii) except in the case of an assignment to another Lender or in the case of an assignment of all of a Lender's Rights and obligations under the Loan Documents, any such partial assignment under the Facility shall not be less than $5,000,000 unless Borrower and Administrative Agent consent thereto (in their sole discretion) in writing which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement; provided that, no partial assignment for the Facility (including any assignment among Lenders) may result in any Lender holding less than $10,000,000;

                  (iii) the parties to such assignment (including, without limitation, any assignment between Lenders) shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement in substantially the form of Exhibit E hereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $1,000; and

                  (iv) so long as any Lender is Administrative Agent under this Agreement, such Lender (or an Affiliate of such Lender) shall retain an economic interest in the Loan Documents, will not assign all of its Rights, duties, or obligations under the Loan Documents, except to an Affiliate of such Lender, and will not enter into any Assignment and Acceptance Agreement that would have the effect of such Lender assigning all of its Rights, duties, or obligations as a Lender under the Loan Documents to any Person other than an Affiliate of such Lender unless Administrative Agent has relinquished such title in accordance with Section 13.1.

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder, if not already a party hereto, shall become a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents; provided, however, the assigning Lender shall retain any indemnity rights hereunder for the period prior to such assignment. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

         (c) Administrative Agent shall maintain at its address referred to in Section 14.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment Percentage, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this Section 14.13, Schedule 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and, where appropriate, respective Committed Sums under the Facility (as the case may be) of the assignor and assignee.

         (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, promptly (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give notice thereof to the parties thereto.

         (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under the Loan Documents and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under the Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under the Loan Documents, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Article 4 with respect to all participations in its part of the Obligation outstanding from time to time, so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under Article 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by the Loan Documents), or releases all or any substantial portion of the Guaranties under the Loan Documents; provided that, in those cases where a Participant is entitled to the benefits of Article 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender has been obtained.

         (f) Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or the consent of Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

         (g) Any Lender may furnish any information concerning the Loan Parties in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants), subject to the provisions of Section 14.14.

         SECTION 14.14 CONFIDENTIALITY.

         (a) The Administrative Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by any Loan Party pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Eligible Assignee. Notwithstanding anything herein or in any other Loan Document to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement or any other Loan Document) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement or any other Loan Document and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         SECTION 14.15 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES.

         The obligations of each Loan Party under the Loan Documents shall remain in full force and effect until termination of the Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, except that Sections 4, 12, and 14, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Loan Party under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 14.16 NO GENERAL PARTNERS' LIABILITY.

         The Administrative Agent and Lenders agree for themselves and their respective successors, participants and assigns, including any subsequent holder of any Note, that any claim against Borrower which may arise under any Loan Document shall be made only against and shall be limited to the assets of Borrower, except to the extent Intermediate Partnership may have obligations with respect to such claim pursuant to the terms of its Guaranty, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement, such Note or any of the other Loan Documents shall be obtained or enforced against any General Partner or its assets for the purpose of obtaining satisfaction and payment of such Note, the Debt evidenced thereby, any other Obligation or any claims arising thereunder or under this Agreement or any other Loan Document, any right to proceed against the General Partners individually or their respective Representatives or assets being hereby expressly waived, renounced and remitted by the Administrative Agent and Lenders for themselves and their respective successors, participants and assigns. Nothing in this Section 14.16, however, shall be construed so as to prevent the Administrative Agent, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon any General Partner for the purpose of obtaining jurisdiction over Borrower.

                  [remainder of page intentionally left blank]

                                   NORTHERN BORDER PARTNERS, L.P.

                                   By /s/ Jerry L. Peters
                                      ------------------------------------------
                                   Name: Jerry L .Peters
                                   Title: Chief Financial and Accounting Officer

                                   Address for Notices:
                                   Mr. Jerry L. Peters
                                   Chief Financial and Accounting Officer
                                   Northern Border Partners, L.P.
                                   13710 FNB Parkway
                                   Omaha, NE 68154
                                   Telephone: 402-492-7345
                                   Telecopy: 402-492-7479

                                   with a copy to:
                                   Ms. Janet Place
                                   Vice President and General Counsel
                                   Northern Plains Natural Gas Company
                                   13710 FNB Parkway
                                   Omaha, NE 68154
                                   Telephone: 402-492-7315
                                   Telecopy: 402-492-7480

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   SUNTRUST BANK, as Administrative Agent and
                                   Lender

                                   By /s/ Mary Crawford Owen
                                      ------------------------------------------
                                      Name: Mary Crawford Owen
                                      Title: Vice President

                                   Commitment: $40,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   BMO NESBITT BURNS FINANCING, INC.,
                                   as a Lender

                                   By /s/ James Whitmore
                                      ------------------------------------------
                                      Name: James Whitmore
                                      Title: Managing Director

                                   Commitment: $29,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION, as a Lender

                                   By /s/ Russell Clingman
                                      ------------------------------------------
                                      Name:  Russell Clingman
                                      Title: Director

                                   Commitment: $29,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   CITIBANK, N.A., as a Lender
                                   By /s/ Amy K. Pincu
                                      ------------------------------------------
                                      Name: Amy K. Pincu
                                      Title:  Attorney-In-Fact

                                   Commitment: $29,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                         BARCLAYS BANK PLC, as a Lender

                                  By /s/ Nicholas A. Bell
                                     ------------------------------------------
                                     Name: Nicholas A. Bell
                                     Title: Director Loan Transaction Management

                                  Commitment: $28,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   MIZUHO CORPORATE BANK, LTD. , as a
                                   Lender

                                   By /s/ Jun Shimmachi
                                      ------------------------------------------
                                      Name: Jun Shimmachi
                                      Title: Vice President

                                   Commitment: $25,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   ROYAL BANK OF CANADA, as a Lender

                                   By /s/ Tom J. Oberaigner
                                      ------------------------------------------
                                      Name:  Tom J. Oberaigner
                                      Title: Attorney-In-Fact

                                   Commitment: $25,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   UBS LOAN FINANCE LLC as a Lender

                                   By /s/ Josalin Fernandes
                                      ------------------------------------------
                                      Name: Josalin Fernandes
                                      Title:  Associate Director

                                   By /s/ Barbara Ezell McMichael
                                      ------------------------------------------
                                      Name: Barbara Ezell-McMichael
                                      Title: Associate Director

                                   Commitment: $25,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   WELLS FARGO BANK, N.A., as a Lender

                                   By /s/ Art Krasny
                                      ------------------------------------------
                                      Name: Art Krasny
                                      Title:  Relationship Manager

                                   Commitment: $25,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   BANK ONE, N.A., as a Lender

                                   By _________________________________________
                                      Name:
                                      Title:

                                   Commitment: $20,000,000

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]